EXHIBIT 10.4

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) between GROVE, INC., a Nevada corporation (the “Company”) and each Purchaser identified on the signature hereto (each including its successors and assigns (a “Purchaser”, and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, Convertible Preferred Stock of the Company, and warrants to purchase shares of common stock of the Company, subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. The Offering. This Offering (the “Offering”) is for shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Shares” or the “Shares”) at a purchase price of $0.10 per share. The Company shall deliver to each Purchaser its respective Series A Shares. Upon satisfaction of the covenants and conditions set forth herein, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2. Deliveries. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)	a stamped copy of the Certificate of Designation of the Series A Convertible Preferred Stock that is filed with the Secretary of State of the State of Nevada; and

(iii)	a Preferred Stock Certificate for such Closing, registered in the name of such Purchaser.

(b) On or prior to the applicable Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i)	this Agreement duly executed by the Purchaser; and

(ii)	the Purchaser’s Purchase Price as to such Closing, by wire transfer to the account specified in writing by the Company.

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3. Representations and Warranties.

(a) The Purchaser hereby represents and warrants to, and agrees with, the Company as follows:

(i)

The Purchaser is either (A) an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act and as set forth in Exhibit A-1 attached hereto and made a part hereof, or (B) outside the United States when receiving and executing this Subscription Agreement and the Purchaser is not a U.S. Person as defined in Rule 902 of Regulation S promulgated under the Securities Act and as set forth in Exhibit A-2 attached hereto and made a part hereof;.

(ii)	The Purchaser is a “sophisticated investor” as that term is defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(iii)

The Purchaser recognizes that the purchase of the Shares involves a high degree of risk including, but not limited to, the following: (a) the Company remains an early stage business with limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (c) the Purchaser may not be able to liquidate its investment; (d) transferability of the Shares is extremely limited; (e) in the event of a disposition, the Purchaser could sustain the loss of its entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends in the foreseeable future; and (g) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Shares. Without limiting the generality of the representations set forth in herein, the Purchaser represents that the Purchaser has carefully reviewed the “Risk Factors” contained in the Private Placement Memorandum accompanying this Agreement (the “Risk Factors”). The Purchaser has received, read carefully and is familiar with this Agreement and the Risk Factors.

(iv)

The Purchaser hereby acknowledges receipt and careful review of this Agreement, the Risk Factors and any documents which may have been made available upon request as reflected therein (collectively referred to as the “Offering Materials”) and hereby represents that the Purchaser has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Purchaser has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering. The Purchaser has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and any other materials furnished herewith, and have taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

(v)

The Purchaser (or the Purchaser’s representative) has such knowledge and experience in finance, securities, taxation, investments and other business matters so as to be able to protect the interests of the Purchaser in connection with this transaction, and the Purchaser’s investment in the Company hereunder is not material when compared to the Purchaser’s total financial capacity.

(vi)

The Purchaser understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

(vii)

The Purchaser acknowledges that there has been limited trading in the Company’s common stock and there can be no assurance that an active trading market in the Company’s common stock will either develop or be maintained and that the Purchaser may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

(viii)

The Purchaser will acquire the Shares for the Purchaser’s own account (or for the joint account of the Purchaser and the Purchaser’s spouse either in joint tenancy, tenancy by the entirety or tenancy in common) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

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(ix)	The Purchaser acknowledges that the representations, warranties and agreements made by the Purchaser herein shall survive the execution and delivery of this Agreement and the purchase of the Shares.

(b) The Company hereby represents and warrants to, and agrees with, the Purchaser as follows:

(i)	There are no material misstatements or omissions in this Subscription Agreement or any information provided in the Offering materials.

(ii)	The Company is a corporation duly formed and in good standing under the laws of the State of Nevada with full power and authority to conduct its business as presently contemplated.

(iii)	The Company has the power to execute, deliver and perform this Agreement and any other agreement contemplated herein.

(iv)	If and when the Company accepts the Purchaser’s subscription and the applicable funds clear, the Purchaser will become a holder of the Shares.

4. Miscellaneous.

(a) Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable, subject to applicable state securities laws, that the Purchaser is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Purchaser thereunder, and that this Agreement and such other agreements shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, legal representatives and assigns.

(b) Modification. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

(c) Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to any other party hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail box, stamped registered or certified mail, return receipt requested, addressed to such address as may be listed on the books of the Company, or (b) delivered personally at such address.

(d) Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each such counterpart shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

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(e) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

(f) Severability. Each provision of this Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

(g) Assignability. This Agreement is not transferable or assignable by the Purchaser.

(h) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of laws principles, as applied to residents of that State executing contracts wholly to be performed in that State.

(i) Choice of Jurisdiction. The parties agree that any action or proceeding arising, directly, indirectly or otherwise, in connection with, out of or from this Agreement, any breach hereof or any transaction covered hereby shall be resolved within the State of New York. Accordingly, the parties consent and submit to the jurisdiction of the United States federal and state courts located within the County of New York, New York.

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SECURITIES PURCHASE AGREEMENT - SIGNATURE PAGE

IN WITNESS THEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories on the date therein indicated.

The Purchaser hereby offers to purchase 500,000 shares of Series A Preferred Stock at $0.10 per share for an aggregate purchase price of $50,000.

IN WITNESS WHEREOF, the Purchaser has executed this Signature Page this 2nd day of February, 2021.

Name of Purchaser: Allan Marshall _________________________________

Signature of Authorized Signatory of Purchaser: /s/ Allan Marshall ____________

Name of Authorized Signatory: ________________________________________

Title of Authorized Signatory (If Applicable): ____________________________

Email Address of Authorized Signatory:___________________________________

Facsimile Number of Authorized Signatory: ________________________________

Address for Delivery of Securities to Purchaser (if not same as address for notice):

EIN Number of Purchaser: XXX-XX-XXXX________________

Grove, Inc. hereby accepts the subscription of 500,000 Series A Shares as of the 29th day of February, 2021.

GROVE, Inc.

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

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